UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2022 biote Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40128	85-1791125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 W. Walnut Hill Ln #100

Irving, Texas 75038

(Address of principal executive offices, including zip code)

(844) 604-1246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BTMD	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	BTMDW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Investor Rights Agreement

On July 19, 2022, biote Corp. (the “Company”) entered into an Amended and Restated Investor Rights Agreement, by and among the Company, Haymaker Sponsor III LLC (the “Sponsor”) and the other partiers thereto (the “A&R IRA”), which amends and restates the Investor Rights Agreement dated as of May 26, 2022 (the “Prior IRA”), by and among the Company, the Sponsor and the other parties thereto.

Pursuant to the terms of the Prior IRA, among other things, (i) the Members (as defined therein) agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), the Company’s Class V common stock, par value $0.0001 per share (the “Class V common stock” and, together with the Class A common stock, the “Shares”), and the Company’s Class A common units of Biote held by such Members, as applicable, for six months following the closing of the business combination on May 26, 2022 (the “Closing”), and the Member Earnout Units (as defined therein) until the date such securities have been earned in accordance with the Business Combination Agreement (as defined therein) (the “Member Lock-Ups”); and (ii) the Sponsor agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares, as defined therein) for six months following the Closing; and (b) Sponsor Earnout Shares (as defined therein) until the date such securities have been earned in accordance with the Business Combination Agreement (together with the Member Lock-Ups, the “Lock-Ups”). Under the A&R IRA, the Company may waive the Lock-Ups in its sole discretion. The Company waived Lock-Ups with respect to 3,277,720 Shares in an effort to comply with initial Nasdaq listing standard requirements with respect to its public float, and may determine to waive Lock-Ups with respect to additional Shares if the Company decides it is in the best interests of the Company and its stockholders. For instance, the Company’s small public float could limit its ability to raise additional capital through sales of its Class A common stock and limit its ability to use its equity for strategic purposes. For these reasons or other unforeseen developments, the Company could determine that it is in the best interests of the Company and its stockholders to release additional Shares from their Lock-Ups.

The foregoing description of the A&R IRA is not complete and is qualified in its entirety by reference to the full text of the A&R IRA, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1+	Amended and Restated Investor Rights Agreement, dated as of July 19, 2022, by and among the Company, the Members, the Members’ Representative, Haymaker Sponsor III LLC and certain other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item (601)(b)(10).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2022

biote Corp.

By:	/s/ Teresa Weber
Name:	Teresa Weber
Title:	Chief Executive Officer